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                                                                    EXHIBIT 3.15

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  JETFAX, INC.


     Pursuant to Section 245 of the General Corporation Law of Delaware, Edward
R. Prince, III and Allen K. Jones certify that they are the President and Secretary, respectively, of JetFax, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and further certify that the text of the Corporation's Certificate of Incorporation is restated and amended to read as follows:


                                    ARTICLE I

     The name of the corporation is JetFax, Inc. (the "Corporation").


                                    ARTICLE II

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                    ARTICLE III

     This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the corporation is authorized to issue is Forty Million (40,000,000) shares. Thirty-Five Million (35,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock, each with a par value of $.01 per share.

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     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) Whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable on case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, of any, of payment of shares of that series; and

     (h) Any other relative rights, preferences and limitations of that series.


                                    ARTICLE IV

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                    ARTICLE V

     The Corporation is to have perpetual existence.


                                    ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws made by the Board of Directors as provided for in this Restated Certificate of Incorporation. The affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the adoption, amendment or repeal of the following Sections of the Corporation's Bylaws: 2.2 (Special Meeting), 2.10 (Advance Notice of Stockholder Nominees) and 2.11 (Advance Notice of Stockholder Business) by the stockholders of this Corporation.

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                                    ARTICLE VII

     The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.


                                    ARTICLE VIII

     The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                    ARTICLE IX

     (a) This Article IX shall become effective upon the earliest to occur of the following events: (i) that date when the Corporation is no longer subject to
Section 2115 of the California Corporations Code concerning applicability of the California Corporations Code to corporations incorporated in jurisdictions other than the State of California, or (ii) that date when the Corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code, which provisions refers to a corporation whose shares are traded in New York Stock Exchange, American Stock Exchange or NASDAQ-National Market System.

     (b) There shall be no right with respect to shares of stock of the Corporation to cumulate votes in the election of directors.


                                    ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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                                    ARTICLE XI

     If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent. This provision shall supersede any provision to the contrary in the Bylaws of the Corporation.


                                    ARTICLE XII

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article XII, nor the adoption of any provision of this Restated Certification of Incorporation inconsistent with this Article XII, shall eliminate or reduce the effect of this Article XII in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Article XII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                    ARTICLE XIII

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                    ARTICLE XIV

     Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of this Corporation), the affirmative vote of 66-2/3% of the total number of the then outstanding shares of capital stock of this Corporation

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entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of Articles VI, IX, XI and this Article
XIV. Notice of any such proposed amendment, repeal or adoption, shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, this Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 and 245 of the General Corporate Law of the State of Delaware, as amended.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on [______________], 1997.



                                  -------------------------------
                                  Edward R. Prince, III
                                  President



Attest:



----------------------------
Allen K. Jones
Secretary

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     The undersigned declare under penalty of perjury that the matters set forth in the foregoing Restated Certificate of Incorporation are true and correct.

Executed in Santa Clara, California on [______________], 1997.



                                  -------------------------------
                                  Edward R. Prince, III
                                  President


Attest:



---------------------------------
Allen K. Jones
Secretary

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